Exhibit 10.91

SYNCHRONY FINANCIAL

NON-EMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN

This plan shall be referred to as the Synchrony Financial Non-Employee Director Deferred Compensation Plan (the “Plan”).

I.	Eligibility

A.    Members of the board of directors (the “Board”) of Synchrony Financial (the “Company”) who are non-employee directors (“Directors”) are eligible to participate in the Plan.

II.	Non-Employee Director Compensation

A.    Annual Compensation. Directors will receive compensation in the form of (i) cash payments and (ii) restricted stock units (“RSUs”), each of which represents the right to receive one share (“Share”) of common stock of the Company. RSUs granted pursuant to this paragraph shall be subject to vesting conditions. In addition, Directors may receive additional cash payments for service as the chair of the Board or for service associated with certain committees of the Board. The cash payments described in this paragraph are referred to herein as “Annual Cash Compensation,” the RSUs described in this paragraph are referred to herein as “Annual Compensation RSUs” and the Annual Cash Compensation and the Annual Compensation RSUs are referred to herein collectively as “Annual Compensation.” Annual Cash Compensation will be earned on a quarterly basis, and will be prorated to the extent an individual commences or terminates service as a Director during a quarter.

B.    Timing of Payments absent Deferral Election. Absent a deferral election as described in Section II below, (i) the portion of Annual Cash Compensation attributable to any quarter will be paid within ten (10) days following the end of such quarter, and (ii) Annual Compensation RSUs, to the extent vested, will be settled within ten (10) days following the earlier of (x) the third anniversary of the grant of such Annual Compensation RSUs and (y) the date the Director terminates his or her service with the Company (or such other date as provided in the agreement evidencing the grant of such Annual Compensation RSUs) (the “Settlement Date”).

III.	Deferred Payments.

A.    Deferral Elections. Directors may make the following “Deferral Elections” with respect to a portion of their Annual Compensation:

i.    A Director may defer up to eighty percent (80%) of his or her Annual Cash Compensation, in which case the portion of the Annual Cash Compensation so deferred shall be converted into deferred stock units (“DSUs”), each of which represents the right to receive one Share. Any DSUs attributable to such an election shall not be subject to vesting conditions.

ii.    A Director may defer up to eighty percent (80%) of his or her Annual Compensation RSUs to be settled at a date later than the Settlement Date. Any RSUs so deferred shall be converted into DSUs.

Any Deferral Election with respect to Annual Compensation for a calendar year must be made prior to the beginning of such calendar year. Notwithstanding the above, within thirty (30) days from an individuals’ initial election or appointment to the Board, a Director may make a Deferral Election; provided, however, that such Deferral Election shall only apply to Annual Compensation earned in calendar quarters beginning after the date of such Deferral Election. A Deferral Election shall be irrevocable for the calendar year with respect to which such Deferral Election applies. Any Deferral Election made by a Director with respect to a calendar year will remain in effect with respect to Annual Compensation earned in subsequent years unless such Director revokes such election or makes a new election.

B.    Form of Payments Subject to Deferral Election. A Director may elect to have his or her DSUs settled in a single lump sum, in five (5) installments or in ten (10) installments, in each case commencing in the July of the year following the year in which the Director terminates his or her service with the Company. A Director may make a different election with respect to Annual Compensation for each year in which he or she is a Director; provided, however, that a Director may only make one election with respect to all DSUs earned in any calendar year. Any election under this Section as to the form of payment of DSUs must be made at the same time as the Deferral Election related to such DSUs. If a Director does not make an election with respect to the form of payment of DSUs, such DSUs shall be settled in a single lump sum.

In the event that a Director elects to have his or her DSUs settled in installments, the number of DSUs to be settled shall be calculated by dividing the number of DSUs attributable to such Director and subject to such election, by the number of remaining installments with respect to such DSUs. Any fractional DSUs shall be settled in cash at the same time that the related whole DSUs are settled.

Upon the death of a Director, payments hereunder shall be made to the beneficiary designated by the Director (or, in the absence of such a designation, to the Director’s estate). Any payments made after the death of a Director shall be made at the same time and in the same form as if the Director had not died.

C.    Change in Control. Notwithstanding anything herein to the contrary, upon the occurrence of a “Change in Control” (as defined below), all DSUs will be settled in a lump sum payment within thirty (30) days following such Change in Control. In such a case, DSUs may be settled in cash.

For purposes of the foregoing, “Change in Control” means any of the following events which occurs after the date any RSUs are deferred or DSUs elected (the “Deferral Date”), but only if such event constitutes a “change in control event” for purposes of Treasury Regulation Section 1.409A-3(i)(5):

i.    the acquisition by any individual, entity or group (a “Person”), including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (a) the then outstanding shares of common stock of the Company (the “Outstanding Common Stock”) or (b) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding

Voting Securities”); excluding, however, the following: (1) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company), (2) any acquisition by the Company, (3) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (a), (b) and (c) of subsection (iii) of this Section; provided further, that for purposes of clause (B), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 30% or more of the Outstanding Common Stock or 30% or more of the Outstanding Voting Securities by reason of an acquisition by the Company, and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Common Stock or any additional Outstanding Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

ii.    the cessation of individuals who, as of the Deferral Date, constitute the Board (the “Incumbent Board”) to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to the Deferral Date whose election, or nomination for election by the Company’s stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened solicitation by a Person other than the Board for the purpose of opposing a solicitation by any other Person with respect to the election or removal of directors, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board; or

iii.    the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”); excluding, however, a Corporate Transaction pursuant to which (a) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns, directly or indirectly, the Company or all or substantially all of the Company’s assets) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and the Outstanding Voting Securities, as the case may be, (b) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 30% or more of the Outstanding Common Stock or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 30% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors, and (c) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction.

Notwithstanding anything to the contrary in the foregoing, (a) for so long as General Electric Company and its affiliates beneficially own a majority of the Outstanding Common Stock, no Change in Control shall be deemed to have occurred, (b) any transaction pursuant to which common stock of the Company is transferred from one wholly-owned subsidiary of General Electric Company to another wholly-owned subsidiary of General Electric Company shall not be deemed to be a Change in Control and (c) the transactions pursuant to which General Electric Company and its affiliates reduce their ownership of common stock of the Company shall not constitute a Change in Control; provided that in connection with any such transaction no other Person acquires beneficial ownership of common stock of the Company in an amount that would constitute a Change in Control pursuant to subsection (i) of this Section.

IV.	Administration of RSUs

A.    LTIP. RSUs and DSUs issued to Directors will be granted under the Synchrony Financial 2014 Long-Term Incentive Plan, or under such other plan or arrangement as determined by the Board. To the extent DSUs are granted under the Synchrony Financial 2014 Long-Term Incentive Plan, such DSUs shall be considered “Other Stock-Based Awards.”

B.    Dividend Equivalents. Directors are entitled to receive an amount equal to any cash dividend declared with respect to the number of Shares represented by his or her RSUs and DSUs, but only to the extent that the RSUs or DSUs have not been issued as Shares, converted to a cash payment amount, or terminated or forfeited before the record date for such dividend. Dividend equivalents shall be reinvested in additional RSUs or DSUs, as applicable, (i.e., the cash dividends will be converted into the right to receive additional Shares, based on the fair market value of a Share on the date the applicable dividend is paid to holders of Shares) and shall be subject to the same terms and conditions as the associated RSUs or DSUs, as applicable.

C.    Recapitalization. If, as a result of a recapitalization of the Company (including stock splits), Shares are changed into a greater or smaller number of Shares or a different type or class of security, the number of a Director’s RSUs and DSUs shall be appropriately adjusted on the same basis.

V.	General Provisions

A.    Effective Date. This Plan shall become effective as of the date the Company becomes a publicly traded corporation.

B.    Assignability No right to receive payment under this Plan shall be transferable or assignable by a participant except by will or laws of descent and distribution.

C.    No Right to Continued Service or Compensation. Nothing in this Plan shall confer upon any participant the right to continue as a Director or shall affect any right that the Company or a participant may have to terminate the service of such participant. Nothing in this Plan shall be construed to give any Director a right to receive any compensation or distribution under the Plan, accept in accordance with the terms of the Plan.

D.    Administration of the Plan. The Plan requires no discretionary action by any administrative body with regard to any transaction under the Plan. Questions of administration that arise, if any, shall be resolved by the Board. The Board may, in its discretion, delegate any or all authority and responsibility to act pursuant to the Plan. The determination of the Board or any person to whom the Board delegates administrative authority or responsibility (collectively, the “Plan Administrator”) shall be conclusive on all matters within their authority relating to the Plan.

E.    No Liability. The Plan Administrator shall not be liable for any action or determination made in good faith with respect to the Plan, and the Company shall indemnify and hold harmless the Plan Administrator from all losses and expenses arising from or in connection with the assertion or judicial determination of any such liability.

F.    Unfunded Plan. The Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any participant or other person. To the extent any person holds any rights by virtue of a pending grant or deferral under the Plan, such rights shall be no greater than the rights of an unsecured general creditor of the Company.

G.    Amendment and Termination of the Plan. This Plan may be amended, suspended or terminated at any time by the Board. However, no amendment, suspension or termination of the Plan may, without the consent of a participant, alter or impair any of the rights previously granted under the Plan; provided, however, that the Board may amend the Plan without the consent of a participant in any manner that it considers necessary or advisable to comply with any applicable law, regulation, ruling, judicial decision or accounting standards, or to ensure that any payments made pursuant to the Plan are not subject to Federal, state or local income tax prior to such payment. Any amendment or termination shall comply with the restrictions of Section 409A of the Internal Revenue Code (“Section 409A”) to the extent applicable. Except as permitted by Section 409A, no amendment or termination of the Plan may accelerate a scheduled payment of amounts subject to Section 409A, nor may any amendment or termination permit a subsequent deferral of amounts subject to Section 409A.

H.    Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable Federal law without regard to conflict of law.

I.    Severability. If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, such provision shall be stricken as to such jurisdiction or person, and the remainder of the Plan shall remain in full force and effect.

J.    Compliance with 409A of the Code. This Plan is intended to comply with Section 409A. The Plan shall be administered and interpreted in a manner consistent with such intent. “Termination of service” and similar phrases used herein shall mean a “separation from service” as such term is used in Section 409A. Each payment and benefit hereunder shall constitute a “separately identified” amount within the meaning of Treasury Regulation §1.409A-2(b)(2).

K.    Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision hereof.